UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                           Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

InVivo Therapeutics Holdings Corp.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

INVIVO THERAPEUTICS URGES ALL STOCKHOLDERS TO VOTE

AT THE 2021 ANNUAL MEETING TO BE HELD ON FRIDAY JULY 16, 2021

Calls for All Stockholders to Vote and to Vote in Favor of the Proxy Proposals

CAMBRIDGE, Mass. July 6, 2021-- InVivo Therapeutics Holdings Corp. (Nasdaq: NVIV), a research and clinical-stage biomaterials and biotechnology company with a focus on the treatment of spinal cord injuries, today reminded stockholders that their virtual Annual Meeting of Stockholders is scheduled for Friday, July 16, 2021 at 11 a.m., ET and called on stockholders to vote to ensure that a quorum is present to hold the meeting and that the Company’s proxy proposals are passed.

Stockholders holding common stock at the close of business on Monday, May 17th, 2021 are entitled to vote at the meeting, even if they have subsequently sold their shares. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action.

InVivo is also asking stockholders to follow their Board of Directors’ recommendation to vote FOR all proposals, including the election of directors, increase in authorized shares of common stock, authorization of shares of “blank-check” preferred stock, an amendment to the 2015 Equity Incentive Plan and ratification of independent registered public accounting firm. The Board of Directors believes that Proposal #2, the increase in authorized common shares, will enable InVivo to engage in capital raising transactions and other strategic transactions involving the issuance of equity securities. Although InVivo has no specific current plans to issue shares of common stock, it has limited capital, and to execute on its business plan and remain viable as a going concern, it must have the flexibility to engage in capital raising transactions until it is able to generate sufficient revenue and cash flow. Increasing the number of authorized shares of common stock will enable InVivo to issue common stock or securities convertible or exercisable into common stock to investors and other strategic partners.

For questions relating to the voting of shares or to request additional or misplaced proxy voting materials, please contact the Company’s proxy solicitors, Morrow Sodali LLC, at (877) 787-9239 (stockholders), or (203) 658-9400 (banks and brokerage firms).

A copy of the Company's proxy statement as previously filed with the SEC is available at no charge on the SEC website at www.sec.gov. In addition, copies of the proxy statement and other documents may be obtained free of charge by accessing the Company's website at www.invivotherapeutics.com or by contacting the Company's Corporate Secretary at (617) 710-1233 or by mail to Corporate Secretary, InVivo Therapeutics, One Kendall Square, Building 1400 West, Floor 4, Cambridge, MA 02139.

YOUR PARTICIPATION IS IMPORTANT – PLEASE VOTE TODAY!

About InVivo Therapeutics

InVivo Therapeutics Holdings Corp. is a research and clinical-stage biomaterials and biotechnology Company with a focus on treatment of spinal cord injuries. The Company was founded in 2005 with proprietary technology co-invented by Robert Langer, Sc.D., Professor at Massachusetts Institute of Technology, and Joseph P. Vacanti, M.D., who then was at Boston Children’s Hospital and who now is affiliated with Massachusetts General Hospital. The publicly traded company is headquartered in Cambridge, MA. For more details, visit www.invivotherapeutics.com.

###

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as “believe,” “anticipate,” “intend,” “estimate,” “will,” “may,” “should,” “expect” and similar expressions, and include statements about the impact of the proxy proposals on the Company’s operations. Any forward-looking statements contained herein are based on current expectations and are subject to a number of risks and uncertainties. Factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to successfully enroll additional patients; the impact of the COVID-19 pandemic on the Company’s operations, including its clinical trials; the timing of the Institutional Review Board process; the Company’s ability to obtain FDA approval to commercialize its products; the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology in connection with spinal cord injuries; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and general economic and market conditions and other factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and its other filings with the SEC, including the Company’s Form 10-Qs and current reports on Form 8-K. The Company does not undertake to update these forward-looking statements.

Investor Contact:

Bret Shapiro, Managing Partner
CORE IR
brets@coreir.com
(516) 222-2560

Media Contact

Gina Nugent
Ten Bridge Communications
gina@tenbridgecommunications.com